SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 21, 2002
                        (Date of earliest event reported)


                               HOMEFED CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                    1-10153            33-0304982
     (State or other jurisdiction        (Commission         (IRS Employer
           of incorporation)            File Number)      Identification No.)



                 1903 Wright Place, Suite 220, Carlsbad, CA            92008
                  (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (760) 918-8200




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Item 1. Change in Control of Registrant.
        --------------------------------

Item 2. Acquisition of Assets.
        ----------------------

        Description of Transaction.

        On October 21, 2002, HomeFed Corporation (the "Company") purchased from Leucadia National Corporation ("Leucadia") all of the issued and outstanding shares of capital stock of CDS Holding Corporation, a Delaware corporation ("CDS") pursuant to a Stock Purchase Agreement dated as of October 21, 2002 (the "Stock Purchase Agreement"). Through CDS's majority-owned indirect subsidiary, San Elijo Hills Development Company, LLC ("San Elijo"), CDS is developing a master-planned community located in the City of San Marcos, in San Diego County, California. Since 1998, the Company has been the development manager of this project under a Development Agreement, pursuant to which the Company is entitled to certain fees based on the project's revenues, and a success fee that would have represented a substantial portion of CDS's equity interest in the project. Development of the project is well underway, with land for approximately 1,600 dwelling units sold and land for approximately 1,800 of the dwelling units and all of the commercial property remaining to be developed during the course of this decade.

        The purchase price paid to Leucadia consisted of (i) cash in the amount of $1,000,000 and (ii) 24,742,268 newly issued shares of the Company's common stock, $0.01 par value per share, representing approximately 30.3% of the newly outstanding Company stock. The principal assets of San Elijo include the project real estate that is being developed in stages, and cash and cash equivalents of approximately $20,200,000, which will be used for future development and other project related expenses. In addition, an existing agreement between Leucadia and CDS, pursuant to which Leucadia has obtained project improvement bonds required prior to the commencement of any project development will remain in place. Except for third-party costs incurred to obtain the bonds, CDS is not expected to incur any other costs under this agreement.

        The Company's common stock was issued to Leucadia in a private transaction pursuant to an exemption from registration under the United States Securities Act of 1933, as amended. The Company has entered into a Registration Rights Agreement dated as of October 21, 2002 (the "Registration Rights Agreement") with Leucadia pursuant to which it has agreed to register the shares of common stock issued to Leucadia pursuant to the Securities Act subject to the terms and provisions of the Registration Rights Agreement. Prior to and following the transaction, there were 56,808,576 and 81,550,844 issued and outstanding shares of common stock of the Company, respectively.

        The foregoing description of the acquisition is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

        Relationship between the Company and Leucadia.

           Three of the Company's six directors, Patrick D. Bienvenue, Ian M. Cumming and Joseph S. Steinberg, currently are affiliated with Leucadia, and a


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fourth director and the President of the Company, Paul J. Borden, is a former executive officer of Leucadia. Mr. Cumming is also Chairman of the Board and Mr. Steinberg is President and a director of Leucadia. As of April 11, 2002, Mr. Cumming and Mr. Steinberg beneficially owned approximately 18.0% and 16.8%, respectively, of Leucadia's outstanding common shares. After giving affect to this transaction, Messrs. Cumming and Steinberg beneficially own approximately 9.5% and 8.8%, respectively, of the Company's newly outstanding common stock. By virtue of their positions with Leucadia and their ownership of Leucadia's common shares, for purposes of this Schedule 13D, Messrs. Cumming and Steinberg may be deemed to share voting and disposition powers with respect to the Company's common stock beneficially owned by Leucadia and therefore may be deemed to be beneficial owners of all of the shares of the Company's common stock beneficially owned by Leucadia. When the shares of the Company's common stock beneficially owned by Messrs. Cumming and Steinberg are aggregated with those beneficially owned by Leucadia, Messrs. Cumming and Steinberg beneficially own approximately 48.6% of the Company's newly outstanding common stock.

        In addition, as disclosed in the Company's filings with the Securities and Exchange Commission, the Company has certain relationships with Leucadia and its subsidiaries, including without limitation, the provision of administrative and managerial support services by Leucadia to the Company, Leucadia's holding debt of and providing a line of credit to the Company, the Company's sub-leasing of its corporate headquarters from Leucadia and the contribution by Leucadia of capital to a joint venture of the Company with Leucadia. For further discussion of the relationship between the Company and Leucadia, please see Item 5 of this Report, the text of which is incorporated herein by reference and the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        The acquisition was negotiated with and approved by a committee of the Company's directors who are independent of Leucadia and not otherwise affiliated with HomeFed.

Item 5.  Other Events.
        --------------

        On October 9, 2002, the Company entered into a Second Amended and Restated Loan Agreement with Leucadia Financial Corporation, a wholly-owned subsidiary of Leucadia, pursuant to which the Amended and Restated Loan Agreement between the parties has been amended, among other things, (i) to extend the term of the approximately $26,500,000 term loan issued thereunder from December 31, 2004 to December 31, 2007 and (ii) to convert the existing interest rate of 6% per annum to a rate of 9% per annum for the period from December 31, 2004 to December 31, 2005, 10% per annum for the period from December 31, 2005 to December 31, 2006, and 11% per annum thereafter. The Company paid Leucadia Financial Corporation a $250,000 fee in connection with the amendment.

        Also on October 9, 2002, the Company entered into an Amended and Restated Line Letter, pursuant to which Leucadia Financial Corporation increased the existing line of credit expiring February 28, 2007 from $3,000,000 to $10,000,000.

        Each of the above transactions was negotiated with and approved by a committee of the Company's directors who are independent of Leucadia and not otherwise affiliated with HomeFed.



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        The foregoing description of the Second Amended and Restated Loan
Agreement and the Amended and Restated Line Letter are not complete and are qualified in their entirety, respectively, by reference to the Second Amended and Restated Loan Agreement dated as of October 9, 2002, and the Amended and Restated Line Letter dated as of October 9, 2002, which are attached hereto as Exhibits 10.3 and 10.5, respectively, and are incorporated herein by reference.


















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Item 7.  Financial Statements and Exhibits.
         ----------------------------------

        (a) Financial Statements of Business Acquired.
            -----------------------------------------

            To be filed by amendment within 60 days of November 5, 2002.

        (b) Pro Forma Financial Information.
            --------------------------------

            To be filed by amendment within 60 days of November 5, 2002.

        (c) Exhibits.
            ---------

        10.1 Stock Purchase Agreement dated as of October 21, 2002, by and between HomeFed Corporation and Leucadia National Corporation.

        10.2 Registration Rights Agreement dated as of October 21, 2002, by and between HomeFed Corporation and Leucadia National Corporation.

        10.3 Second Amended and Restated Loan Agreement dated as of October 9, 2002, by and between HomeFed Corporation and Leucadia Financial Corporation.

        10.4 Second Amended and Restated Variable Rate Secured Note dated as of October 9, 2002.

        10.5 Amended and Restated Line Letter dated as of October 9, 2002, by and between HomeFed Corporation and Leucadia Financial Corporation.

        10.6 Amended and Restated Term Note dated as of October 9, 2002.

        99.1 Press Release of HomeFed Corporation dated October 21, 2002.





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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: October 22, 2002.

                                             HOMEFED CORPORATION


                                             By /s/ Paul J. Borden
                                                -------------------
                                             Name:  Paul J. Borden
                                             Title:  President







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        10.1 Stock Purchase Agreement dated as of October 21, 2002, by and between HomeFed Corporation and Leucadia National Corporation.

        10.2 Registration Rights Agreement dated as of October 21, 2002, by and between HomeFed Corporation and Leucadia National Corporation.

        10.3 Second Amended and Restated Loan Agreement dated as of October 9, 2002, by and between HomeFed Corporation and Leucadia Financial Corporation.

        10.4 Second Amended and Restated Variable Rate Secured Note dated as of October 9, 2002.

        10.5 Amended and Restated Line Letter dated as of October 9, 2002, by and between HomeFed Corporation and Leucadia Financial Corporation.

        10.6 Amended and Restated Term Note dated as of October 9, 2002.

        99.1 Press Release of HomeFed Corporation dated October 21, 2002.









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